SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	July 16, 2010

(Date of earliest event reported):	July 14, 2010

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On July 14, 2010, the principal property and casualty insurance subsidiaries of CNA Financial Corporation (“CNA”), Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd. and CNA Insurance Company Limited (collectively, the “CNA Insurers”), entered into a Master Transaction Agreement with National Indemnity Company (“NICO”), a subsidiary of Berkshire Hathaway Inc., pursuant to which, at closing the parties will enter into a Loss Portfolio Transfer Reinsurance Agreement, which will be effective as of January 1, 2010, and certain other related agreements (collectively, the “Agreements”). CNA is a 90% owned subsidiary of the registrant. Under the Agreements:  (i) the CNA Insurers will cede their legacy asbestos and environmental pollution liabilities to NICO, up to an aggregate limit of $4 billion, net of collectible third party reinsurance and other recoveries; (ii) the CNA Insurers will pay NICO a reinsurance premium of $2 billion and will transfer to NICO billed reinsurance receivables related to asbestos and pollution claims with a net book value of approximately $200 million; (iii) NICO will deposit approximately $2.2 billion in a collateral trust account as security for NICO’s obligations to the CNA Insurers; (iv) NICO will assume responsibility for certain administrative services, including claims handling, for the ceded asbestos and environmental pollution claims; and (v) Berkshire Hathaway Inc. will guarantee certain payment and performance obligations of NICO.

The closing of the transactions contemplated by the Master Transaction Agreement is subject to the receipt of required regulatory approvals and satisfaction of other closing conditions. The foregoing summary of the Agreements is qualified in its entirety by the terms and conditions of the Agreements. The Master Transaction Agreement (including the forms of the Administrative Services Agreement, the Collateral Trust Agreement, the Loss Portfolio Transfer Reinsurance Agreement and the Parental Guarantee Agreement, as well as the other exhibits to the Master Transaction Agreement) is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

Exhibit Reference
Number	Exhibit Description

10.1
Master Transaction Agreement, dated July 14, 2010, among Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd., CNA Insurance Company Limited, National Indemnity Company and, solely for purposes of Sections 5.19 and 7.3(b) thereof, Berkshire Hathaway Inc. (including the forms of the Administrative Services Agreement, the Collateral Trust Agreement, the Loss Portfolio Transfer Reinsurance Agreement and the Parental Guarantee Agreement, as well as the other exhibits to the Master Transaction Agreement), incorporated herein by reference to Exhibit 10.1 to CNA Financial Corporation’s (Commission File Number 1-5823) Report on Form 8-K filed on July 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: July 16, 2010	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary